AGREEMENT OF LEASE, made as of this 12th day of June 1996, between L.H. CHARNEY ASSOCIATES, a New York partnership, c/o Winoker Realty Co., Inc., 1410 Broadway, New York, New York 10018, party of the first part, hereinafter referred to as OWNER or LANDLORD, and BERNARD CHAUS, INC., a New York corporation, with its principal office and showroom address at, and to be at, 1410 Broadway, New York, New York, party of the second part, hereinafter referred to as TENANT,

                                  WITNESSETH:

         Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire twenty-sixth (26th) floor, designated as Unit 2600; the entire twenty-seventh (27th) floor, designated as Unit 2700; the entire twenty-eighth
(28th) floor, designated as Unit 2800; the entire twenty-ninth (29th) floor, designated as Unit 2900, in the building known as 1410 Broadway in the Borough of Manhattan, City of New York, for the term of two (2) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the first day of August, nineteen hundred and ninety-six, and to end on the 31st day of July, nineteen hundred and ninety-eight, both dates inclusive, at an annual rate of $541,365.50, 8/01/96 to 7/31/97; $746,206.50, 8/01/97 to
7/31/98, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this Lease be a renewal).

         In the event that, at the commencement of the term of this Lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another Lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

         The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors, and assigns, hereby covenant as follows:


                                      RENT

         1.   Tenant shall pay the rent as above and as hereinafter provided.


                                   OCCUPANCY

         2. Tenant shall use and occupy demised premises for showroom(s) and general offices in connection with Tenant's apparel-related business only and for no other purpose.

                               TENANT ALTERATIONS

         3. Tenant shall make [1] no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner [2], and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions, or improvements that are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner [2]. Tenant shall, before making any alterations, additions, installations, or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals, and certificates to Owner and [2a]Tenant agrees to carry and will cause Tenant's contractors and subcontractors to carry such workman's compensation, general liability, and personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law [4]. All fixtures and all paneling, partitions, railings, and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this Lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the Lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture, and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.


                            MAINTENANCE AND REPAIRS

         4. Tenant shall, throughout the term of this Lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees, or licensees, or which arise out of any work, labor, service, or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use, or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture, and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating, and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance, or injury to business arising from Owner or others making repairs, alterations, additions, or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances, or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.


                                WINDOW CLEANING

         5. Tenant will not clean nor require, permit, suffer, or allow any window in the demised premises to be cleaned from the outside in violation of
Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.


                REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS

         6. Prior to the commencement of the Lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions, and boards and any direction of any public officer pursuant to law, and all orders, rules, and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body that shall impose any violation, order, or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof (including Tenant's permitted use), or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the Lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations, or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties, and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations, or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises that is contrary to law, or that will invalidate or be in conflict with public liability, fire, or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or that shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building nor use the premises in a manner that will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, that may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner that shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area that it was designed to carry and that is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines, and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment [8], to absorb and prevent vibration, noise, and annoyance. [9]


                                 SUBORDINATION

         7. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages that may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements, and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may [3] request.

                PROPERTY/LOSS, DAMAGE, REIMBURSEMENT, INDEMNITY

         8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants, or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon, or about said building or caused by operations in construction of any private, public, or quasi-public work.

         If at any time any windows of the demised premises are temporarily closed, darkened, or bricked up (or permanently closed, darkened, or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs, and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered, or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this Lease, or the carelessness, negligence, or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees, or licensees. Tenant's liability under this Lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee, or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld. [12] See, Article 56.


                     DESTRUCTION, FIRE, AND OTHER CASUALTY

         9.(a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this Lease shall continue in full force and effect except as hereinafter set forth.

           (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises that is usable.

           (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided.

         (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this Lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, specifying a date for the expiration of the Lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the above mentioned date for the termination of this Lease and Tenant shall forthwith quit, surrender, and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant that were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles, and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy.

         (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same.

         (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.


                                 EMINENT DOMAIN

         10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi-public use or purpose, then and in that event, the term of this

Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said Lease and assigns to Owner Tenant's entire interest in any such award.


                          ASSIGNMENT, MORTGAGE, ETC.

         11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors, and assigns, expressly covenants that it shall not assign, mortgage, or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this Lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy, or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant, or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting. See, Article 44.


                               ELECTRIC CURRENT

         12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in Rider attached hereto [omitted]. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment that, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages, or expenses that Tenant may sustain. See, Article 43.


                              ACCESS TO PREMISES

         13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements, and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or that Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agent may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate, or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this Lease or Tenant's obligations hereunder. [14]


                            VAULT, VAULT SPACE, AREA

         14. No vaults, vault space, or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blueprint, or plan, or anything contained elsewhere in this Lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state, or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee, or charge of municipal authorities for such vault or area shall be paid by Tenant.


                                   OCCUPANCY

         15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto [omitted] with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. [15]

                                  BANKRUPTCY

         16.(a) Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be canceled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this Lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then Owning Tenant's interest in this Lease.

         (b) It is stipulated and agreed that in the event of the termination of this Lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the aforementioned difference.


                                    DEFAULT

         17. (1) If Tenant defaults in fulfilling any of the covenants of this Lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this Lease be rejected under Sec. 235 of Title 11 of the U.S. Code (bankruptcy code), or if Tenant shall fail to move into or take possession of the premises within ten (10) [20] days after the commencement of the term of this Lease, then, in any one or more of such events, upon Owner serving a written ten (10) days' notice upon Tenant specifying the nature of said default and upon the expiration of said ten (10) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said ten-day period, and if Tenant shall not have diligently commenced during such default within such ten-day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this Lease upon Tenant, and upon the expiration of said five (5) days this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5)-day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

         (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid: or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required: then and in any of such events Owner may without notice, reenter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, Owner may cancel and terminate such renewal or extension agreement by written notice.


                   REMEDIES OF OWNER AND WAIVER OF REDEMPTION

         18. In case of any such default, re-entry, expiration, and/or dispossess by summary proceedings or otherwise [24a],

         (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration,

         (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms that may, at Owner's option, be less than or exceed the period that would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent or charge a higher rental than that in this Lease, and/or

         (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period that would otherwise have constituted the balance of the term of this Lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such [25] expenses as Owner may incur in connection with re-letting, such as legal expenses, attorney's fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any month and shall not prejudice in any way the rights of Owner to collect the deficiency of any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings, and other remedies were not herein provided for. Mention in this Lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.


                               FEES AND EXPENSES

         19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this Lease, then, unless otherwise provided elsewhere in this Lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to [26] attorney's fees, in instituting, prosecuting, or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's Lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

                      BUILDING ALTERATIONS AND MANAGEMENT

         20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building and to change the name, number, or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance, or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions, and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants. [28]


                          NO REPRESENTATIONS BY OWNER

         21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, Leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge, or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge, or abandonment is sought.


                                  END OF TERM

         22. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages that Tenant is not required to repair as provided elsewhere in this Lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this Lease shall expire at noon on the preceding Saturday unless it be a legal holiday, in which case it shall expire at noon on the preceding business day. See, Article 51.

                                QUIET ENJOYMENT

         23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants, and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.


                           FAILURE TO GIVE POSSESSION

         24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this Lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions, and provisions of this Lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of
Section 223-a of the New York Real Property Law.


                                   NO WAIVER

         25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act that would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this Lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the Lease and the delivery of keys to any such agent or employee shall not operate as a termination of the Lease or a surrender of the premises.


                            WAIVER OF TRIAL BY JURY

         26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4.


                              INABILITY TO PERFORM

         27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired, or excused because Owner is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations, or decorations or is unable to supply or is delayed in supplying any equipment or fixtures [29] if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order, or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand that have been or are affected by war or other emergency.


                               BILLS AND NOTICES

         28. Except as otherwise in this Lease provided, a bill, statement, notice, or communication that Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice. See, Article 47.


                          SERVICES PROVIDED BY OWNERS

         29. As long as Tenant is not in default under any of the covenants of this Lease, Owners shall provide:

         (a) Necessary elevator facilities on business days from 8:00 A.M. to 6:00 P.M. and on Saturdays from 8:00 A.M. to 1:00 P.M. and have one elevator subject to call at all other times;

         (b) Heat to the demised premises when and as required by law, on business days from 8:00 A.M. to 6:00 P.M. and on Saturdays from 8:00 A.M. to 1:00 P.M.;

         (c) Water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense that Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered;

         (d) Said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the [32] cost of removal of any of Tenant's refuse and rubbish from the building;

         (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air conditioning, power systems, or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements, or improvements necessary or desirable in the judgment of Owner [33] for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and upon ten (10) days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this Lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.


                                    CAPTIONS

         30. The captions are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Lease nor the intent of any provisions thereof.

                                  DEFINITIONS

         31. The term "office," or "offices," wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares, or merchandise of any kind, or as a restaurant, shop, booth, bootblack, or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said Lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning. The term "business days" as used in this Lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sundays, and all days observed by the City, State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.


                          ADJACENT EXCAVATION/SHORING

         32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent. [33a]


                             RULES AND REGULATIONS

         33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this Lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors, or licensees.


                                    SECURITY

         34. Tenant has deposited with Owner the sum of $NONE as security for the faithful performance and observance by Tenant of the terms, provisions, and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions, and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply, or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum that Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants, and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.


                              ESTOPPEL CERTIFICATE

         35.  Tenant, at any time, and from time to time, upon at least ten
(10) days' prior notice by Owner, shall execute, acknowledge, and deliver to Owner, and/or to any other person, firm, or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

                             SUCCESSORS AND ASSIGNS

         36. The covenants, conditions, and agreements contained in this Lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

         SEE ANNEXED RIDER MADE A PART HEREOF.

         IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

Witness for Owner:                               [CORP. SEAL]

                                            L.H. CHARNEY ASSOCIATES


                                            /s/                      [L.S.]
- -----------------------------               -------------------------
                                            By:  A Partner


Witness for Tenant:                              [CORP. SEAL]

                                            BERNARD CHAUS, INC.



                                            /s/  Andrew S. Grossman  [L.S.]
- -----------------------------               -------------------------
                                            By:  President

                                ACKNOWLEDGMENTS

         CORPORATE OWNER STATE OF NEW YORK, ss.: .......... County of
 ............... On this .......... day of .........., 19...., before me personally came ..............., to me known, who being by me duly sworn, did depose and say that he resides in ...............; that he is the ..........
of .......... the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                     ----------------------------


         INDIVIDUAL OWNER STATE OF NEW YORK, ss.: ..............., County of
 .................

         On this .......... day of .........., 19...., before me personally came ..............., to me known and known to me to be the individual
 .......... described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that .......... he executed the same.


                                     ----------------------------


         CORPORATE TENANT STATE OF NEW YORK, ss.: .........., County of
 .............

         On this .......... day of .........., 19...., before me personally came ..............., to me known, who being by me duly sworn, did depose and say that he resides in ..........; that he is the .......... of .......... the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                     ----------------------------


         INDIVIDUAL TENANT STATE OF NEW YORK, ss.: .......... County of
 ..........

         On this .......... day of .........., 19...., before me personally came ..............., to me known and known to me to be the individual
 .......... described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that .......... he executed the same.


                                     ----------------------------

                                   GUARANTY

         FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within Lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions, and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected, or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within Lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification, or extension of this Lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Owner to make this Lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this Lease or of this guaranty that Owner and the undersigned shall and do hereby waive trial by jury.

         Dated New York City .........., 19....

WITNESS:


- ---------------------------

STATE OF NEW YORK, }
County of          }ss.:..........

         On this .......... day of .........., 19...., before me personally came ..............., to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

                                                  ---------------------------
                                                              Notary

                                                               [L.S.]
         ------------------------------------------------------
         Residence ...................................

         Business Address ............................

         Firm Name ...................................

                           IMPORTANT -- PLEASE READ

             RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF
                   THIS LEASE IN ACCORDANCE WITH ARTICLE 33

         1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of such premises clean and free from ice, snow, dirt, and rubbish.

         2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids, or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees, or visitors, shall have caused it.

         3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw, or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep, or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

         4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

         5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted, or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted, or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color, and style acceptable to Owner.

         6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

         7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys so furnished, such Tenant shall pay to Owner the cost thereof.

         8. Freight, furniture, business equipment, merchandise, and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight that violates any of these Rules and Regulations of the Lease or which these Rules and Regulations are a part.

         9. Canvassing, soliciting, and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

         10. Owner reserves the right to exclude from the building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.

         11. Owner shall have the right to prohibit any advertising by any Tenant that in Owner's opinion tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

         12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive fluid, material, chemical, or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

         13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 P.M. in the case of services required on weekdays, and prior to 3:00 P.M. on the day prior in the case of after-hours service required on weekends or on holidays.

         14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Landlord's prior written consent. If such safe, machinery, equipment, bulky matter, or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

                      Notes Annexed to and Forming a Part
              of Printed Form of Lease Dated as of June 12, 1996
             ----------------------------------------------------

1.    structural or requiring a permit

2.    not to be unreasonably withheld or delayed

2a.   In connection with such alterations,

3.    reasonably

4.    or by settlement, or by payment

5.    Intentionally omitted.

6.    Omitted.

7.    Omitted.

8.    reasonably exercised

9. Any mechanical equipment in the demised premises as of the date hereof is approved hereby as being in settings sufficient to absorb and prevent vibration, noise and annoyance. Owner's reasonable rules and regulations concerning vibration, noise and annoyance shall be disclosed to Tenant in writing and shall be the same rules and regulations applied to all tenants in the building.

10.   or willful misconduct or wrongful omission

11.   Omitted.

12.   or delayed.

13.   Intentionally omitted.

14. Tenant shall have access to the building and the demised premises 365 days per year, 24 hours per day.

15. Notwithstanding the foregoing, Owner represents and warrants that the building and the use provided for in paragraph 2 are in compliance with all applicable fire codes and is not in violation of its certificate of occupancy.

16.   Intentionally omitted.

17.   twenty (20).  Omitted [already set forth]

18.   ten (10).  Omitted [already set forth]

19.   ten (10).  Omitted [already set forth]

20.   ten (10).  Omitted [already set forth]

21.   ten (10).  Omitted [already set forth]

22.   five (5).  Omitted [already set forth]

23.   five (5).  Omitted [already set forth]

24.   five (5).  Omitted [already set forth]

24a.  as decided by court judgment

24b.  Omitted.

25.   reasonable

25a.  Omitted.

26.   reasonable

27.   ten (10).  Omitted [already set forth]

28. However, in no event shall Owner remove from the demised premises the bathrooms therein contained. Owner shall also schedule the aforesaid alterations so as not to unreasonably disrupt the conduct of Tenant's business (see Article 75a).

29.   only

30.   Intentionally omitted.

31.   Intentionally omitted.

32.   reasonably competitive

33.   reasonably exercised

33a. Such shoring shall be scheduled at a reasonably convenient time for Tenant.

34.   Omitted.

RIDER ATTACHED TO AND FORMING PART OF LEASE DATED AS OF JUNE 12, 1996, BY AND BETWEEN L.H. CHARNEY ASSOCIATES, AS LANDLORD, AND BERNARD CHAUS INC., AS TENANT, FOR UNITS 2600, 2700, 2800 AND 2900
==============================================================================


                              37. RIDER PREVAILING
                                  ----------------

              This Rider is hereby made part of the Lease above described to which it is attached and in each instance in which the provisions, or any part thereof, of this Rider shall contradict or be inconsistent with the provisions, or any part thereof, of said Lease as constituted without this Rider, the provisions of this Rider shall prevail and govern and the contradicted or inconsistent provisions of said Lease shall be deemed amended accordingly.

                                38. TENANT LIENS
                                    ------------

              Supplementing the provisions of Article "3" hereof, the parties agree that if any action, suit or proceeding be brought upon any lien caused or created by Tenant, its employees, agents, representatives or contractors for the enforcement or foreclosure of the same, Tenant covenants and agrees, at its own cost and expense, to defend Landlord herein and to pay any damages and satisfy and discharge any judgment entered therein.

                                  39. PAYMENTS
                                      --------

              Whenever in this Lease any sum, amount, item or charge shall be designated or considered as additional rent, Landlord shall have the same rights and remedies for the nonpayment thereof as Landlord would have for the nonpayment of the fixed or minimum rent herein stipulated and provided for to be paid by Tenant. In the event that any payment to be made by Tenant hereunder shall become overdue for a period in excess of ten (10) days, a "late charge" equal to 2% (two percent) of the overdue payment may be charged by Landlord and shall be payable by Tenant as additional rent on the first day of the month following Landlord's demand therefor. The phrase "rent" as used in this Lease shall mean the fixed or minimum rent reserved hereunder together with the other charges hereunder which are identified as, or deemed to be, additional rent.

                                CONDITIONED AIR
                                ---------------

              40. a) Tenant may provide cooled air to the Demised Premises, through the air conditioning unit(s) or system(s) presently installed or which Tenant may hereafter install (which shall be air-cooled only). Any air conditioning unit(s) or system installed in the Demised Premises, is and shall be, deemed property of Landlord.

                   b) Tenant shall change the filters of all of its air conditioning unit(s) no less than once every three (3) months, and shall have the unit(s) chemically cleaned at least once a year (records of same shall be maintained by Tenant; which records Landlord may inspect upon reasonable notice).

                   c) Tenant shall be responsible for the maintenance of the air conditioning unit(s) or system affecting the Demised Premises. Tenant shall, during the term of this Lease, keep in full force and effect a repair maintenance agreement (including replacement of all parts) with a company approved by Landlord (which approval shall not be unreasonably withheld or delayed), covering said air conditioning unit(s) or system(s); a current copy of which (including renewals thereof) shall be delivered to Landlord.

                   d) Landlord shall have free and unrestricted access to all air conditioning equipment. Landlord reserves the right to interrupt, curtail, stop or suspend air conditioning when necessary because of accident, repairs, alterations or improvements, which in the reasonable judgment of Landlord are or necessary, or to comply with governmental restrictions in the use of materials or in the use of the air conditioning system or because of difficulty or inability to secure supplies or labor because of strikes or other cause or causes beyond the reasonable control of Landlord, whether such cause or causes are similar or dissimilar to those hereinbefore mentioned and no diminution or abatement of rent or other compensation shall or will be claimed by Tenant nor affected or reduced by reason of the interruptions, curtailment, stoppage or suspension of air conditioning, provided that if resumption is, or becomes, within Landlord's reasonable control, Landlord shall use all diligent and reasonable efforts to cause such resumption.

                                TAX ESCALATION

              41.  a)   For the purpose of this Article "41" the parties have
agreed that:

                        i) The term "Real Property" shall mean collectively the land described in Exhibit "A" and the Building erected thereon.

                        ii) The term "Taxes" shall mean the total amount of real estate taxes and assessments, special or otherwise, levied, assessed or imposed against the Real Property by the taxing authorities of the State or City of New York or Federal government (or if due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, substituted in full or in part for or in lieu of such real estate taxes), on an annual basis. Income, franchise, transfer, inheritance, corporate, mortgage recording, capital stock taxes of Landlord, or penalties or interest thereon, shall be deemed excluded from the term "real estate taxes" for the purposes hereof.

                        iii) The term "Tax Year" shall mean such period of twelve (12) consecutive months commencing on July 1st of each such period in which occurs any part of the term of this Lease, or such other period as may hereafter be duly adopted as the fiscal year for real estate tax purposes by the City of New York. As used herein and in Article 41(a) and 41(b), the phrase "term of this Lease" shall mean the original term provided for in this Lease and any renewal or extension thereof, irrespective of the sooner termination thereof by reason of Tenant's default.

                        iv) The term "Base Tax Year" shall mean the Tax Year commencing July 1, 1996 and ending June 30, 1997.

                        v) The term "Base Taxes" shall mean the Taxes on the Real Property during the Base Tax Year, exclusive of assessments.

                   b) If taxes for any Tax Year shall be increased above the Base Taxes then Tenant shall pay to Landlord as additional rent 8.75% ("Proportionate Share"; which is calculated by dividing 29,263 rentable square feet by 334,463 gross rentable square feet) of such increase. The amount due hereunder shall be paid by Tenant in installments equivalent to when the taxes are due to the State or City of New York, within ten (10) days after Landlord shall submit a statement to Tenant, showing in reasonable detail, the computation of the amount, if any, due hereunder to Landlord. Any such tax increase for the Tax Year in which the Lease shall end shall be apportioned.

                   c) A tax bill for any relevant Tax Year (including the Base Tax Year) shall be conclusive evidence of the amount of taxes imposed for such year unless the assessment for such year be protested and, in such latter event, all computations and payments hereunder, pending final determination of the proceedings, shall be based upon such original tax bill, with retroactive adjustment to be made following such final determination.

                   d) If Landlord shall receive any tax refund in respect of any Tax Year with respect to which Tenant shall have paid any monies pursuant to this numbered Article, Landlord may retain, out of such tax refund, any reasonable, legal expense incurred by it in obtaining such tax refund, and out of any then remaining balance of such tax refund, Landlord shall promptly pay to Tenant, provided Tenant is not then in default beyond any applicable grace or cure period, under any material covenants or provisions of this Lease with respect to which Landlord shall have given notice, 8.75% of such remaining balance of such tax refund; otherwise, such sum shall be paid to Tenant if and when the default is cured. If Landlord shall obtain a reduction in assessed valuation in respect to any Tax Year pursuant to this numbered Article, the amount of Taxes for such Tax Year, plus the amounts of any reasonable, legal expenses incurred by Landlord in obtaining such reduction, shall be deemed to be the taxes finally determined to be payable by Landlord for such Tax Year.

                   e) Should any tax(es) be assessed or imposed against the real Property which is not designated as a real estate tax per se, such as safe neighborhood or business improvement district taxes, then Tenant shall pay its Proportionate Share of such tax within ten (10) days of an invoice from Landlord, accompanied by the tax bill, as additional rent hereunder.

                           COST-OF-LIVING ESCALATION
                           -------------------------

              42. The fixed annual rent payable by Tenant shall be augmented in accordance with this Article.

                   a) Definition. For the purpose of this Article, the following definition shall apply:

                   The term "Base Year" shall mean the fiscal year commencing August 1, 1996 and terminating July 31, 1997.

                   b) Cost of Living Adjustments. The adjustment described in this subdivision (b) shall be based upon the "Consumer Price Index" published by the Bureau of Labor Statistics of the U.S. Department of Labor for All
Urban Consumers, N.Y.-Northern N.J.-Long Island, NY-NJ-CT, all items, for the base year, i.e., the average of the monthly All Items Price Indices for the twelve (12) months of the base year (the "Base Price Index"), and upon the average of the monthly All Items Price Indices for each and every twelve (12) month period ("Annual Adjustment Period"), and portions thereof as set forth below, succeeding the base year. In the event the Consumer Price Index for any Annual Adjustment Period shall reflect an increase in the cost of living over and above the cost of living as reflected by the Base Price Index, then the current fixed annual rent reserved in this Lease shall be augmented by an additional rent adjustment, based on the percentage difference between the Base Price Index and the Consumer Price Index for such Annual Adjustment Period, which shall be computed and payable as follows:

                   i) The cost of living adjustment for each and every Annual Adjustment Period during the term of this Lease shall be payable in four (4) quarterly installments, which shall be due and payable as of the first day of the month immediately following the third (3rd) month (the "First Installment"), sixth (6th) month (the "Second Installment"), ninth (9th) month (the "Third Installment"), and twelfth (12th) month (the "Fourth Installment") of such Annual Adjustment Period. If these are not calendar quarters, then Landlord may, at its option, issue a pro rata escalation and then bill Tenant on a calendar quarterly basis, returning to a pro rata billing if necessary at the end of the Lease term.

                   (ii) On or after the due date of each such installment, Landlord shall furnish to Tenant a bill for the current installment of cost of living rent adjustment, and amounts billed thereby shall be immediately due and payable as additional rent. Said bill shall contain a statement of the Base Price Index, a statement of the monthly average of the All Items Price Indexes for all months of such Annual Adjustment Period preceding such installment date (the "Installment Index"), and a statement of the total amount of base rent, if any, (the "Base Rent"), theretofore paid or payable to Landlord pursuant to this Lease attributable to said Annual Adjustment Period.

                   (iii) For each such installment, there shall be computed a "Percentage Adjustment Fraction", which shall be a fraction whose denominator is the Base Price Index and whose numerator is the Installment Index less the Base Price Index. The fraction thus determined shall be multiplied by the Base Rent theretofore paid or payable by Tenant attributable to such Annual Adjustment Period, and from this sum shall be subtracted any amounts theretofore paid or payable by Tenant, pursuant to this sub-section, attributable to said Annual Adjustment Period. The resultant sum shall constitute the quarterly installment of cost of living adjustment which shall be immediately due and payable additional rent.

              The following illustrates the intention of the parties hereto as to the computation of each quarterly installment of the aforementioned cost of living additional rent adjustment:

              Assume the Tenant paid an annual Base Rent of $4,000 in equal monthly installments during the given Annual Adjustment Period, that the Base Price Index was 103, the First Installment Index was 104.3, the Second Installment Index was 104.85, the Third Installment Index was 105.42, and the Final Installment Index was 105.96. In such event, the amount of the First Installment would be (104.3 - 103) /103, or . 0126, multiplied by $1,000 for a total amount payable of $12.60. The amount of the Second Installment would be (104.85 - 103)/103, or .0180, multiplied by $2,000, equaling $36.00, less
$12.60, for a total amount payable of $23.40. The amount of the Third Installment would be (105.42-103) /103, or .0235, multiplied by $3,000, equaling $70.50. less $36.00, for a total amount payable of $34.50. The amount of the Final Installment would be (105.96 - 103)/103, or . 0287, multiplied by $4,000, equaling $114.80, less $70.50, for a total amount payable of $44.30.

              It is understood and agreed that the above figures are employed solely for the purposes of illustration, and Landlord, makes no representations or projections by the use thereof.

              In the event that the Consumer Price Index ceases to use the 1982-84 average of 100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the Consumer Price Index, then the Price Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Consumer Price Index in effect at the date of this Lease not been altered. In the event such Price Index (or successor of substitute index) is not available, a reliable governmental or other nonpartisan publication evaluating the information theretofore used in determining the Consumer Price Index shall be used.

              Landlord, at its option, may place this escalation on a calendar quarter or calendar year basis. It may make a prorata adjustment to accomplish same, and Tenant shall be shown such adjustment.

                   c) The statements of the cost of living adjustments to be furnished by Landlord as provided in subdivision (b), above, shall consist of or reference the data used by Landlord. The statements thus furnished to Tenant shall constitute a final determination to Tenant of the cost of living adjustment for the period represented thereby, absent gross mathematical error.

                   d) In no event shall the Base Rent under this Lease (exclusive of the additional rents under this Article) be reduced.

                   e) Upon the date of any expiration or termination of this Lease, whether the same be the date hereinabove set forth as the expiration of the term (hereinafter called "lease expiration date") or any prior or subsequent date, a proportionate share of the additional rent not theretofore billed under this Article for the calendar year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord. Promptly after said expiration or termination, Landlord shall compute the additional rent due from Tenant, as aforesaid, which computations shall be based upon the most recent statements theretofore prepared by Landlord and furnished to Tenant under subdivision (b), above, and the most recent available All Items Price Indices.

                   f) Notwithstanding any expiration or termination of this Lease prior to the Lease expiration date (except in the case of a cancellation by mutual agreement) Tenant's obligations to pay any and all additional rent under this Lease shall continue and shall cover all periods up to the Lease expiration date. Tenant's obligations to pay any and all additional rent under this Lease and Landlord's and Tenant's obligation to make the adjustment referred to in subdivision (e), above, shall survive any expiration or termination of this Lease.

                   g) Tenant shall not be liable under this Article for more than a three (3%) percent cumulative increase in any calendar year.

                                  ELECTRICITY
                                  -----------

              43.  a)   The Demised Premises are metered. Tenant shall pay
electric charges in accordance with subparagraph g), below. Failure of Tenant to pay such charges when due, subject to applicable grace periods, may be declared an event of default under this Agreement.

                   b) In order to insure that the existing capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior written consent in each instance not to be unreasonably withheld or delayed, connect any additional fixtures, appliances or equipment (other than lamps, typewriters and similar small office machines as referred to in Article 49, below) to the Building electric distribution system or make any alterations or addition to the electric system of-the Demised Premises existing as of and at the commencement of the term of this Lease or as otherwise set forth in Tenant's installation plans approved in writing by Landlord.

                   c) Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric current furnished to the Demised Premises other than such as may result from Landlord's negligent or otherwise wrongful act or omission.

                   d) Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur, if, during the term of this Lease, either the quantity or character of electrical energy is changed or is no longer available or suitable for

Tenant's requirements other than such as may result from Landlord's negligence or otherwise wrongful act or wrongful omission.

                   e)   Should Landlord's consent provided for in sub-paragraph
(b) hereof be given, any riser or risers required to supply Tenant's electrical requirements (in addition to those presently installed in the Building) will, upon request of Tenant, be furnished and installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's sole reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, furnish and install all other equipment proper and necessary in connection therewith, subject to the terms and conditions contained in this Article "43". Tenant covenants and agrees that, at all times, its uses of electrical energy shall never exceed the capacity of existing feeders to the Building or the risers or wiring installations. It is further covenanted and agreed by Tenant that all costs and expenses that may be incurred by Landlord, which are chargeable to Tenant pursuant to the provisions of this Article "43", are collectible as additional rent and shall be paid by Tenant to Landlord within five (5) days after rendition of any bill or statement to Tenant therefor.

                   f) Tenant, at Tenant's expense, shall purchase and install all lamps, bulbs, tubes, ballasts and starters used in the Demised Premises.

                   g) Landlord elects to supply electric current to the Demised Premises. Tenant agrees that electric current will be supplied by Landlord and Tenant will pay Landlord or Landlord's designated agent, as additional rent for the supplying of electric current, an amount or amounts set by the Landlord computed at time-of-day (peak period) rates in the Service Classification No. 4 of the Consolidated Edison Company of New York, Inc., in effect during the term of this Lease plus ten (10%) percent for administrative and operating costs. Landlord at its option may, however, increase the additional rent charged for supplying electricity for the Demised Premises based upon changes, occurring subsequent to the aforementioned date, in the method, rates or manner by which Landlord thereafter purchases electricity for the Building of which the Demised Premises are part. Such increases in the additional rent charged for electricity shall be determined by a comparison to the nearest full percentage of the average cost per kilowatt hour to Landlord at the rate in effect at which Landlord purchased electricity prior to such change and the rate under which Landlord will purchase electricity after such change. The periods to be used for the aforesaid computation shall be the bill periods ended in February and August immediately preceding such change. Average cost per kilowatt hour is defined as including energy charges, demand charges, fuel adjustment charges, rate adjustment charges, sales taxes where applicable, and/or any other factors used by the public utility in computing its charges to Landlord, applied to the kilowatt hours purchased by Landlord during a given bill period. Where more than one meter measures the service of Tenant, the service rendered through each meter may be computed and billed separately in accordance with the rates herein. In no event shall Tenant be liable for more than an aggregate $87,789.00 per 12-month period for Tenant's electric usage (submeter) charges under this Article. Bills therefor shall be rendered at such times as

Landlord may elect and the amount shall be deemed to be, and be paid as, additional rent. In the event that such bills are not paid within ten (10) days after the same are rendered, Landlord may, upon ten (10) days notice, discontinue the service of electric current to the Demised Premises without releasing Tenant from any liability under this Lease and without Landlord or Landlord's agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements, except if same may result from Landlord's negligence or otherwise wrongful act or wrongful omission. In the event that in Landlord's sole reasonable judgment Tenant's electrical requirements necessitate the installation of an additional riser, risers or other proper and necessary equipment in connection with Tenant's electrical requirements, the same shall be installed by Landlord at the Tenant's sole expense. Rigid conduit only will be allowed. Tenant agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building of the risers or wiring installations. It is further agreed by Tenant that all of the aforesaid costs and expenses are chargeable and collectible as additional rent and shall be paid by Tenant to Landlord within ten (10) days after rendition of any bill or statement to Tenant thereof. Landlord may discontinue any of the aforesaid services upon thirty (30) days notice to Tenant without being liable to Tenant therefor or without in any way affecting this Lease or the liability of Tenant hereunder or causing a diminution of rent and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. In the event Landlord gives such notice of discontinuance, Landlord shall permit Tenant to receive such service direct from the public utility corporation upon condition that Landlord shall at its sole expense entirely segregate Tenant's electrical system so that the same is in no way dependent upon or connected to the circuits or distribution facilities of Landlord or any other tenant. Tenant shall make no electrical installations, alterations, additions or changes to electrical equipment or appliances without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld or delayed. Tenant will comply with the General Rules, Regulations, Terms and Conditions applicable to Service, Equipment, Wiring and Changes in Requirements in accordance with the requirements of the public utility supplying electricity to the Building in the same manner as if Tenant was serviced directly by such utility. If any tax is imposed upon Landlord's receipt from the sale or resale of electrical energy or gas or telephone service to Tenant by any Federal, State or Municipal Authority, Tenant agrees that, where permitted by law, Tenant's pro rata share of such taxes shall be passed on to, and included in the bill of, and paid by Tenant to Landlord, and deemed to be additional rent hereunder.

                             ASSIGNMENT; SUBLETTING
                             ----------------------

              44.  a)   Except as herein otherwise provided, Tenant will not,
by operation of law or otherwise, assign, mortgage or encumber this Lease, nor sublet or permit the Demised Premises or any part thereof to be used by others, without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld subject to the terms of this Article. The consent by Landlord to any assignment or subletting shall not in any manner be construed to relieve

Tenant from obtaining Landlord's express written consent to any other or further assignment or subletting.

                   b) Tenant may, without Landlord's prior written consent, assign this Lease to a corporation or other business entity (herein sometimes called a "successor corporation") into or with which Tenant shall be merged, or consolidated, or to which substantially all of Tenant's assets and stock may be transferred, provided that the successor corporation shall use the Demised Premises only for the purposes specified in Article 2 of this Lease, provided the successor corporation has and maintains a net worth no less than Tenant's net worth during the year preceding any such transaction and provided further that there is delivered to Landlord within five (5) business days after the effective date of such assignment, an instrument, duly executed and acknowledged by the assignee whereby assignee assumes performance of Tenant's obligations under this Lease, as well as a true copy of the instrument of merger or consolidation if the transaction wherein the assignment is made be one of merger or consolidation. A "successor corporation" as used in this
Article 44 shall mean (i) a corporation into which or with which Tenant, its corporate or other successors or permitted assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations or any other business entities, provided that by operation of law or by effective provisions, contained in the instruments of merger or consolidation, the liabilities of the corporation are assumed by the corporation surviving such merger or consolidation, or (ii) a corporation acquiring this lease and the term hereby demised, including the goodwill and all or substantially all of the other property and assets and capital stock of Tenant, its corporate successors or permitted assigns; or (iii) any corporate successor to a successor corporation becoming such by either of the permitted methods described above in clauses (i) and (ii). The acquisition by Tenant, its corporate successors or permitted assigns, of all of substantially all of the assets and capital stock, together with the assumption of all or substantially all of the obligations and liabilities of any corporation, shall be deemed to be a merger of such corporation into Tenant for the purpose of this Article 44. A successor corporation shall, pursuant to this subparagraph
(b), have all of the rights and obligations of Tenant hereunder. If Tenant requests Landlord's consent to any other assignment of this Lease or subletting of all or any portion of the Demised Premises, it shall submit in writing to Landlord, at the time it requests such consent:

                        i) the name and address of the proposed assignee or subtenant;

                        ii) the terms and conditions of the proposed assignment or subletting, and a true, complete and accurate copy of any proposed agreement between Tenant and a prospective subtenant or assignee;

                        iii) the nature and character of the business of the proposed assignee or subtenant; and

                        iv) banking, financial and other credit information relating to the proposed assignee or subtenant, reasonably sufficient to enable Landlord to determine the proposed assignee's or subtenant's financial responsibility.

                   c) Landlord shall have the following options to be exercised by written notice to Tenant within thirty (30) business days after Tenant's aforesaid request for Landlord's consent, which request shall be deemed sufficient upon which Landlord must act only if the four (4) conditions in subparagraphs (b) above, have been complied with to Landlord's reasonable satisfaction:

                        i) if the request be for Landlord's consent to an assignment, Landlord may require Tenant to execute an assignment to Landlord, or to anyone designated by Landlord without payment or any premium therefor, provided that concurrently with the delivery of such assignment Landlord, for itself, and for any successor in interest as Landlord, will execute and deliver an instrument releasing and discharging the Tenant from all obligations under this Lease accruing after the effective date of such assignment, but if said assignment be a pro tanto assignment, then such release and discharge shall relate to only so much of the Demised Premises as is covered by such assignment;

                        ii) if the request for Landlord's consent be to a sublease, Landlord may require Tenant to execute a sublease or assignment to Landlord or its designee for the same term as the proposed sublease and upon the same terms and conditions as are contained in the proposed sublease except that Landlord or its designee shall not be required to pay any monies under said sublease or assignment other than reserved rent and additional rent at the same annual rate payable by Tenant under this Lease, but prorated and apportioned according to the number of square feet of rentable area contained in the sublet premises, and except further, that Landlord or its designee shall not be required to pay any premium therefor or perform any work thereunder as subtenant (for the purpose of readying the premises for use), and except further, that the sublease shall provide for the unqualified right on the part of the subtenant to further sublease to others and to alter the sublet premises in any manner Landlord or its designee shall desire. Concurrently, with the delivery of the sublease to Landlord, Landlord, for itself and for any successor in interest as Landlord, will execute and deliver an instrument indemnifying and holding Tenant harmless from any loss of rent or from damages which Tenant might sustain by reason of the default of the sublessee under the sublease.

                   d) If Landlord shall not exercise any of its aforesaid options within the time limited therefor, and if the nature and character of the business and the financial responsibility of the proposed assignee or subtenant be reasonably acceptable to Landlord, its consent to the proposed assignment or subletting shall not be withheld, provided however, that each of the following conditions are first complied with:

                        i) Tenant shall be current with all rent and additional rent due and owing under its Lease agreement and Tenant shall not then be in default under this Lease beyond any applicable grace or cure periods;

                        ii) if the proposed assignment or subletting be of the entire Demised Premises, the assignee or sublessee assumes performance of Tenant's obligations under this Lease and shall become jointly and severally liable with the Tenant for the performance thereof.

                        iii) that a duplicate, executed original of the instrument of assignment or sublease, as the case may be, and of the assumption agreement duly executed by the appropriate party, shall be delivered to Landlord before the assignee or sublessee shall be let into possession of the Demised Premises or the sublet portion thereof;

                        iv) Tenant shall pay any reasonable actual expense, including, but not limited to, reasonable attorney's fees incurred in connection with the review and/or preparation and/or execution of any documents submitted to Landlord relating to the proposed assignment or subletting, not to exceed $1,000.00 (increasing $200.00 every two lease years) in each instance.

              e) If Landlord's written consent to a subletting or assignment shall have been obtained, Tenant shall pay to Landlord, as additional rent hereunder, due on the 1st day of each month of the term of the sublease, or assignment, an amount equal to 50% the annual sublet or assignment rent in excess of the annual rent payable hereunder, except that if the sublet or assignment be for less than all of the Demised Premises, appropriate pro rata adjustment shall be made in determining the excess of sublet or assignment rental over the prorated rental payable under this Lease. "Rent" or "Rental" as used herein shall mean the aggregate of reserved or fixed rent and any additional rent payable under the within Lease.

              f) Each of the foregoing provisions and conditions shall apply to each and every further assignment or subletting. An assignment of lease or a subletting as above provided, shall not discharge or release from liability hereunder Tenant or any other person, firm or corporation which shall have previously assumed Tenant's obligations hereunder, such liability to remain and continue for the balance of the term with the same force and effect as though no assignment had been affected (except as stated in subparagraph
(c)(i) above).

              g) Anything hereinbefore contained to the contrary notwithstanding, Landlord shall not be required to consent to underletting to any person or entity, who or which at the time of such proposed underletting is a Tenant or undertenant or occupant of any part of the Building of which the Demised Premises are a part.

              h) Anything hereinbefore contained to the contrary notwithstanding, Landlord shall not be required to consent to any underletting of part or all of the Demised Premises until Tenant shall have been in occupancy thereof and in compliance with the terms and conditions of this Lease on Tenant's part to be performed for no less than six (6) months from the date of the commencement of the term hereof.

              i) Anything hereinbefore contained to the contrary notwithstanding, Landlord shall not be required to consent to underletting or occupancy of the Demised Premises by any person or entity to whom or which Tenant's interest under this Lease passes by operation of law; nor shall Landlord be required to consent to underletting to any person or entity who or which proposes to use the Demised Premises for purposes other than such as are hereinbefore provided or which are not in keeping with the general nature of occupancies for business purposes generally provided in the Building of which the Demised Premises are a part.

              j) Tenant covenants, undertakes and agrees that it will not advertise the Demised Premises or any part thereof for underletting at a lower rental rate than that herein provided to be paid by Tenant to Landlord. Tenant shall not enter into any takeover agreement effecting the Demised Premises.

              k)   OMITTED.

              l) The transfer in the aggregate of more than fifty (50%) percent of the voting stock of any corporate Tenant or more than a fifty (50%) percent interest in any partnership Tenant or other entity holding Tenant's interest in this Lease, shall be deemed an assignment within the meaning of
Article 11 of this Lease and of this numbered Article, and shall require Landlord's prior written consent, which consent shall not be unreasonably withheld upon compliance with all of the conditions set forth in subdivisions
(a), (b), (c) and (d) hereof. The provisions hereof shall not apply to (i) the transactions described in the first sentence of (b) hereof; (ii) transfers of Tenant's stock on any reputable public securities exchange.

              m) The provisions of this Article shall apply only to an assignment of this Lease by Tenant and to a subletting of all or any portion of the Demised Premises by Tenant and shall not apply to any other transaction whereby a third party, other than Tenant or Tenant's assignee or Tenant's lessee (if the transaction be one of sublease), is permitted to occupy all or any portion of the Demised Premises.

              n) Provided Tenant is not in default beyond any applicable space or cure period, and provided Tenant continues to use and occupy no less than twenty-five (25%) percent of the Demised Premises for its customary apparel, showroom business, Tenant, upon at least ten (10) days prior written notice to Landlord, shall have the right, without requiring the prior consent of Landlord to sublet for the use permitted in this Lease, up to seventy-five (75%) percent of the Demised Premises on one or more occasions to an affiliate(s) of Tenant. For the purposes of this Article 44, an "affiliate" of Tenant named herein shall mean any corporation, partnership or other business entity which controls or is controlled by or is under common control with Tenant and the term "control" as used with respect to any corporation, partnership, or other business entity shall mean the possession of the power to direct or cause the direction of the management operation and policies of such corporation, partnership, or other business entity whether through the ownership of voting securities or by binding, written contract. No such sublease shall be valid or effective unless within ten (10) days after the execution thereof, Tenant shall deliver to Landlord all of the following: (I) a duplicate original instrument of sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the sublessee, in which Tenant shall (A) waive all notices of default given to the sublessee and all other notices of every kind and description now or hereafter provided in this Lease, by statute or rule of law; and (B) in writing acknowledge that Tenant's obligations with respect to this Lease shall not be discharged, released or impaired by (i) such sublease; (ii) any amendment or modification of this Lease, whether or not the obligations of Tenant are increased thereby; (iii) any further sublease, assignment or transfer of Tenant's interest in this Lease; (iv) any exercise, non-exercise or waiver by Landlord of any right, remedy, power or privilege under or with respect to this Lease; (v) any waiver, consent, extension, indulgence or other act or omission with respect to any other obligations of Tenant under this Lease; (vi) any act or thing which, but for the provisions of such sublease, might be deemed a legal or equitable discharge of a surety of Tenant, and (C) expressly waive and surrender any then existing defense to its liability hereunder, it being the purpose and intent of Landlord and Tenant that the obligations of Tenant hereunder as sublessor shall be absolute and unconditional under any and all circumstances and (II) liability insurance coverage binder(s) as required by Article 62, below, including any sublessee of Tenant as permitted by this subparagraph.

                              LANDLORD'S LIABILITY
                              --------------------

              45. Tenant agrees that, notwithstanding any contrary provision of this Lease, Tenant will look solely to the interest of Landlord or its successor in the land and the Building for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of any negligence or breach of this Lease by Landlord or such successor, and no other property or other assets of Landlord or any partner, member, officer, or director thereof, disclosed or undisclosed, or such successor will be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises.

              If Landlord is an individual (which as used herein includes aggregates of individuals such as joint ventures, general or limited partnerships or associations), such individual shall be under no personal liability with respect to any of the provisions of this Lease, and if such Landlord is in breach or in default with respect to its obligations or otherwise under this Lease, Tenant shall look solely to the interest of such Landlord in the property, of which the Demised Premises form a part, for the satisfaction of Tenant's remedies.

                                   BROKER(S)
                                   ---------

              46. Tenant and Landlord each warrant and represent that it negotiated the within Lease through L.H. Charney Associates, Inc., as broker, only and without the aid, intervention or employment of any other broker. Tenant and Landlord agree to indemnify the other party against any claim by any other broker dealt with by Tenant or Landlord with regard to this Lease and defend at its own cost and expense, any claim brought by any other broker for commission resulting from this Lease.

                                    NOTICES
                                    -------

              47. Any notice or demand which, under the terms of this Lease or under any statute must or may be given or made by the parties hereto, shall be in writing, and shall be given or made by personal delivery or by mailing the same by registered mail or certified mail, return receipt requested, addressed to Landlord at the address hereinabove mentioned, with a copy to Law Office of Leon H. Charney, 1441 Broadway, New York, NY 10018, Attn. Robert A. Rubenfeld, Counsel, or to Tenant at the Building, or by hand delivery. Either party, however, may designate in writing such new or other address to which such notice or demand shall thereafter be so given, made or mailed. Any mailed notice given hereunder shall be deemed delivered two (2) days after deposit in a United States general branch post office, maintained by the United States Government in the City of New York, enclosed in a registered or certified, prepaid wrapper addressed as hereinbefore provided.

                             ESTOPPEL CERTIFICATES
                             ---------------------

              48. Tenant shall, from time to time, upon request by Landlord, promptly, within ten (10) days of receipt of such request, execute and acknowledge a written instrument in form satisfactory to Landlord certifying to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person specified by Landlord, as to the validity and force and effect of this Lease as then constituted, as to the existence of any default on the part of any party hereunder, as to the dates to which and the amounts in which the annual rent, additional rent and other charges herein have been paid in advance, as to the existence of any counterclaims, offsets or defenses hereunder on Tenant's part and as to any other matters requested by Landlord, including the commencement and expiration dates of this Lease, as well as current rent and additional rent being remitted to Landlord. Tenant agrees to execute the form of estoppel certificate annexed hereto as Exhibit "B" upon request of Landlord pursuant to this Article.

                                   EQUIPMENT
                                   ---------

              49. Subject always to the provisions of this Lease, Tenant may, at its own cost and expense, install, operate and maintain customary small office machines, including typewriters, tabulation, statistical and office copy devices and other than mainframe computers, provided, however, that the use and maintenance of such machines will not in any way interfere with or affect the use of the Building by other tenants, and provided further that Landlord may, if it so reasonably determines, install, at the cost and expense of Tenant, flooring or ceiling reinforcements and sound absorbent material as may be necessary in the area where such machines may from time to time be located, and Tenant agrees to pay the cost thereof within ten (10) days after presentation of bills covering the same, the amount of which costs shall be deemed to be owing by Tenant as additional rent.

                                  CONTRACTORS
                                  -----------

              50. Tenant shall not at any time prior to or during the term of this Lease, either directly or indirectly, use any contractors and/or labor and/or materials whose use would create or creates any difficulty with other contractors and/or labor engaged by Tenant or Landlord or others in the maintenance and/or operation of the Demised Premises or the Building.

                   Tenant shall use only Landlord's contractor or such other contractor approved in writing in advance by Landlord, such approval not to be unreasonably withheld or delayed, for (i) any Local Law work; (ii) any air conditioning hook-ups or connections; (iii) any work impacting on any Building-wide systems.

                           TENANT'S OBLIGATIONS UPON
                       EXPIRATION OR EARLIER TERMINATION
                       ---------------------------------

              51.  a)   All alterations, additions and improvements made by
Tenant at its own cost and expense, other than those which cannot be removed without causing substantial damage to the Demised Premises or the Building containing the same, and all furniture, removable partitions and trade fixtures installed by Tenant at its own cost and expense, shall remain the property of Tenant and on or before the expiration of the term shall be removed from the Demised Premises by Tenant and Tenant, at its own cost and expense, shall repair all damage to the Demised Premises caused by such installation or removal and shall restore the Premises to good order and condition on or before the expiration of the term of this Lease. The provision regarding repairs by Tenant shall survive the termination of this Lease.

                   Unless Landlord shall request otherwise, Tenant, prior to the expiration or earlier termination of this Lease, at Tenant's expense, shall remove any staircases (other than public staircases) connecting any of the Units demised to Tenant hereunder, restoring the floors and ceiling of each Unit, in conformity with applicable law and code, as well as the Building's structural integrity. Tenant obligations hereunder shall survive any expiration or earlier termination of this Agreement.

                   b) On the expiration date or upon the sooner termination of this Lease or upon any re-entry by Landlord, Tenant shall, at its expense, quit, surrender, vacate and deliver the Premises to Landlord "broom clean" and in good order, condition and repair, ordinary wear, tear and damage by fire or other insured casualty excepted, together with all Improvements therein. Tenant shall, at its expense, remove from the Demised Premises all of Tenant's unaffixed property and any personal property of persons claiming through or under Tenant, and shall repair or pay the cost of repairing all damage to the Demised Premises and the Building occasioned by such removal. Any of Tenant's property or other personal property which shall remain in the Demised Premises after the termination of this Lease shall be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of as Landlord may see fit. If such property not so removed shall be sold, Landlord may receive and retain the proceeds of such sale, moving and storage, arrears of rent and any damages to which Landlord may be entitled. Any expense incurred by Landlord in removing or disposing of such property shall be reimbursed to Landlord by Tenant on demand.

                   c) If the expiration date or the date of sooner termination of this Lease shall fall on a day which is not a business day, then Tenant's obligations under sub-paragraph (b) shall be performed on or prior to the immediately preceding business day.

                   d) Tenant expressly waives, for itself, and for any person claiming through or under Tenant, any rights which Tenant or such person may have under the provisions of Section 201 of the New York Civil Practice Law and Rules and any similar successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Article.

                   e) If Tenant shall remain in possession of the Demised Premises after the termination of this Lease without the execution of a new lease by Tenant and Landlord, Tenant, at the sole option of Landlord, subject to all of the other terms of this Lease, insofar as the same are applicable to a month-to-month tenancy, shall be deemed to be occupying the Premises as a tenant from month to month, at a monthly rental equal to one and one-half (1 1/2) times the last fixed rental plus all additional rental (including escalations) as in this Lease provided. Nothing contained in this Article shall (i) imply any right of Tenant to remain in the Demised Premises after the termination of this Lease without the execution by Landlord of a new lease, (ii) imply any obligation of Landlord to grant a new lease, or (iii) be construed to limit any remedy that Landlord may have against Tenant as a holdover tenant.

                   f) Tenant's obligations under this Article shall survive the termination of this Lease.

                                USE RESTRICTIONS
                                ----------------

              52.  a)   Tenant covenants and agrees that it will not use or
occupy the Demised Premises or any part thereof as a bank, trust company, savings bank and loan association, safe deposit company or personal loan company, or for the issuance and sale of travelers' checks, foreign or domestic money orders or for the receipt of money for transmission, or for any purpose not set forth in Article "2" above;

                   b) It is understood and agreed that the Demised Premises are to be occupied only as hereinbefore provided, and Tenant expressly covenants and agrees not to manufacture or permit any manufacturing of any kind, character or nature to be carried on in the Demised Premises or any part thereof; nor shall it permit retail sales from the Demised Premises; nor shall it permit any food concession to operate our of or in or about the Demised Premises; nor shall it use or store or permit the usage or storage of any toxic or flammable substances at any time; and these covenants on the part of Tenant are an express inducement to Landlord to enter into this Lease.

                         ACCEPTANCE OF DEMISED PREMISES
                         ------------------------------

              53. Tenant has thoroughly examined the herein Demised Premises and is fully familiar with the condition thereof. Tenant agrees to accept the said Premises "as is" and in such condition as the same may be at the date of commencement of the term of this Lease, and Landlord shall not be obligated or required to do any work or to make any alterations or install any fixtures, equipment or improvements, or make any repairs or replacements to or on the Demised Premises in order to fit the same for Tenant's use.

                                    CLEANING
                                    --------

              54.  a)   Tenant shall be solely liable and responsible for
cleaning the Demised Premises. In order to further effectuate a tight security program, Tenant covenants and agrees to use only the contractors approved in advance, in writing, by Landlord to provide cleaning services in the Building of which the Demised Premises form a part or contractor or contractors approved in advance for any waxing, polishing and other maintenance work of the Demised Premises and of Tenant's personal property therein, which approval shall not be unreasonably withheld or delayed. Tenant covenants and agrees that it shall not employ any individual, firm or organization for such purposes without Landlord's prior written consent, such consent not to be unreasonably withheld or delayed. The foregoing shall not preclude Tenant or its employees from performing any of the foregoing.

                   b) Tenant shall, at its expense, remove or cause to be removed from the Demised Premises and the Building, all of its refuse and rubbish on a daily basis. Should Tenant fail to pay the cost of such removal, Landlord may pay such cost and charge the same to Tenant, the amount thereof to be paid as additional rent on the first day of the month following Landlord's billing thereof to Tenant. Such removal of the refuse and rubbish shall be subject to such rules and regulations, as in the reasonable judgment of Landlord, are necessary for the proper operation of the Building.

                   c) Tenant shall not hire, rent, do or permit to be done any window cleaning in, on or about the Premises, except from such recognized agency or source as shall be approved in writing, in advance, by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord shall have granted an exclusive permit to any particular person, firm or corporation supplying such window cleaning service, then and in that event Tenant agrees to obtain such service from such designated source, provided the cost of same is reasonably competitive.

                   d) Tenant shall be liable for any tax imposed by any governmental authority with respect to cleaning services in the Demised Premises. Landlord shall bill such taxes to Tenant, and same shall be deemed to be additional rent, due ten (10) days after such billing.

                           ATTORNMENT & SUBORDINATION
                           --------------------------

              55. Tenant agrees that in the event of any action or proceeding for the foreclosure of any mortgage to which this Lease is or may be subordinate Tenant shall attorn to the purchaser at the sale of the Building on such foreclosure and Tenant further agrees to pay to the mortgagee on its entry into possession pursuant to the provisions of its mortgage, or to a receiver appointed to collect the rents, issues and profits of the property, the rents payable by Tenant hereunder upon being notified by the mortgagee of any default under the mortgage and of the mortgagee's entry into possession of the property or of the appointment of any such receiver.

                   Landlord agrees to use its best, reasonable efforts to obtain a nondisturbance agreement from any mortgagee secured by the Building. Tenant agrees to negotiate from any mortgagee's form in good faith and shall promptly reimburse any such mortgagee for its reasonable attorneys fees incurred negotiating said agreement with Tenant. It is understood that a nondisturbance agreement is not a condition, precedent or subsequent, to this Lease.

                                INDEMNIFICATION
                                ---------------

              56. Tenant shall indemnify and save harmless Landlord and its agents against and from: a) any and all claims i) arising from (x) the conduct of business in or management (other than by Landlord or Landlord's agent or employee) of the Demised Premises or (y) any work or thing whatsoever done, or any condition created (other than by Landlord or Landlord's agent or employee) in or about the Demised Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises pursuant to this Lease, or (ii) arising from any negligence or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or invitees or its or their employees, agents, or contractors; and, b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding by counsel chosen by Tenant who shall be reasonably satisfactory to Landlord. Tenant or its counsel shall keep Landlord fully apprised at all times of the status of such defense. Counsel for Tenant's insurer shall be deemed satisfactory to Landlord.

              57.  OMITTED.

                          TENANT'S CHECKS TO LANDLORD
                          ---------------------------

              58. If and so long as Tenant shall not be in default in the timely payment of fixed rent or additional rent or the timely performance of any of Tenant' s other obligations under this Lease beyond the time provided in this Lease to cure such default, Landlord will accept payments due by Tenant hereunder by unendorsed check payable to Landlord or its designated agent, subject to collection and drawn on a bank or trust company that is a member of the New York Clearing House Association. From and after any default by Tenant, and whether or not the same shall be cured, Landlord may at any time thereafter require Tenant to pay the fixed rent and additional rent by unendorsed certified or official bank check payable to Landlord drawn on a bank or trust company that is a member of the New York Clearing House Association.

                                     FEES
                                     ----

              59. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, and Landlord shall require the expert opinion of Landlord's counsel, architect, engineer or other representative or agent of Landlord as to the form or substance thereof, Tenant shall pay the reasonable, actual fee of such expert for his opinion. Landlord's demand upon Tenant for reimbursement, or direct payment of such fees and disbursements, shall be deemed "additional rent" under this agreement.

                              CONSTRUCTION POLICY
                              -------------------

              60. Notwithstanding anything contained herein or any "CONSTRUCTION POLICY" or other rules, regulations or policy promulgated or to be promulgated by Landlord or Building management to the contrary, there shall be no charge to Tenant for use of freight elevators on weekdays from 9:00 a.m. to 6:00 p.m. for the purpose of demolition or construction in the Demised Premises or any other purposes, so long as the same is in conformity with Building rules and regulations exclusive of charges. Tenant agrees to pay for its use of freight elevators on weekends, and holidays, and before 9:00 a.m. and after 6:00 p.m. on weekdays, for the purpose of construction or demolition in the Demised Premises, at the rate of $85.00 (Eighty-Five Dollars) per hour of elevator use in conformity with union practice. There shall be no minimum charge for such use.

                                  ALTERATIONS
                                  -----------

              61.  a)   Article "3" is hereby amended by adding the following
at the end thereof:

              "During the term of this lease, Tenant may, at its own expense, make such non-structural alterations and installations as Tenant may deem necessary or desirable in order to fit the Demised Premises for Tenant's use. Whether or not plans for any of the proposed alterations and installations are required by law, Tenant agrees to submit all plans and specifications relating to the same to Landlord for Landlord's written approval prior to the submission thereof, if required, for approval by the authorities having jurisdiction thereover. Landlord agrees that it will not unreasonably withhold or delay such approval. No work shall be commenced until: a) Landlord shall have given its written approval of the plans and specifications; b) Tenant shall have obtained and exhibited to Landlord all the required permits, consents and authorizations from the authorities having jurisdiction over the work to be done, and c) Tenant shall have delivered to Landlord certificates of property damage and public liability insurance in limits reasonably acceptable to Landlord, together with Workmen's Compensation insurance certificates, all with evidence of payment of premium thereon and providing for at least ten (10) days' prior written notice of cancellation to Landlord.

              The said proposed alterations and installations shall be subject to and shall conform with all existing structural and mechanical conditions of the Demised Premises and the Building containing the same and shall not contemplate any changes or revisions thereof. The performance of the said work by Tenant shall not unreasonably interfere with the quiet and useful enjoyment of other portions of the Building containing the Demised Premises and shall in all respects be expeditiously completed in conformity with approved plans and comply with all laws, orders and regulations of governmental authorities and the Board of Fire Underwriters having jurisdiction thereof and shall be made and completed free and clear of liens and in compliance with the provisions of Article "3" and "6" hereof."

                   b) All Tenant's alterations shall comply with the Americans With Disabilities Act.

                   c) Except for cosmetic, non-structural alterations not requiring any permit, before proceeding with any alteration, Tenant shall submit to Landlord, for Landlord's approval, plans, and specifications for the work to be done, and Tenant shall not proceed with such work until it obtains Landlord's written approval of such plans and specifications, which approval shall not be unreasonably withheld or delayed. Landlord agrees to approve or disapprove any such alteration within fifteen (15) business days following Tenant's submission of the same for review in accordance with this Article 61 (the "First Review Period"). If Landlord shall disapprove of any of Tenant's plans during Landlord's First Review Period, Tenant shall be advised in writing by Landlord of the reasons for such disapproval. After Tenant resubmits its revised plans and specifications to Landlord, Landlord shall have a Second Review Period (as defined below) for review of the same subject to the other terms of this Article 61. Landlord hereby agrees to give its approval or disapproval to said plans and specifications submitted by Landlord for Landlord's review within ten (10) business days of receipt of the same by Landlord (the "Second Review Period"). With respect to either the First and/or Second Review Periods described herein, if Landlord shall fail to approve or disapprove of any such proposed plans and specifications within the aforementioned periods and the cause or such failure on the part of Landlord shall not be a cause beyond the reasonable control of Landlord, then provided Tenant shall, following the expiration of the aforementioned period, send Landlord a notice (the "Warning Notice") setting forth Landlord's failure to so approve or disapprove the submitted plans and specifications and provided such Warning Period shall expressly reference this provision of the Lease and the consequences of Landlord's failure to respond within a further five (5) business day period, then if Landlord shall fail to approve or disapprove of the submitted plans and specifications within said further five (5) business day period following the date which Landlord shall have received such Warning Notice, the proposed submitted plans and specifications shall be deemed approved.

                                   INSURANCE
                                   ---------

              62.  a)   Tenant shall provide and keep in full force and effect,
throughout the term of this Lease, for the benefit of Landlord and Tenant, general liability insurance in a good and solvent insurance company authorized to do business in the State of New York selected by Tenant and satisfactory to Landlord, of no less than THREE MILLION ($3,000,000.00) DOLLARS, in respect of injuries or death to any one person, THREE MILLION ($3,000,000.00) DOLLARS in respect to any one accident and ONE MILLION ($1,000,000.00) DOLLARS in respect to property damage.

                   b) Tenant shall deliver certificates of such general liability insurance to Landlord on or prior to commencement date of the term and thereafter shall deliver certificates of insurance renewing or replacing such insurance not less than fifteen (15) days prior to the expiration of each such policy of insurance. If Tenant shall fail to provide, after ten (10) days' written notice, any insurance required pursuant to this Article, Landlord may effect the same and pay the premium therefor for a period not exceeding one (1) year, and the premium so paid by Landlord shall be payable by Tenant as "additional rent" upon demand therefor.

                   c)   All of such policies shall contain clause as follows:

                   "This insurance shall not be invalidated should the insured waive in writing prior to a loss, any and all rights of recovery, against any party for loss to the insured property hereof."

                                     WATER
                                     -----

              63. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Landlord to be the sole judge), Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the actual cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant. Tenant covenants and agrees to pay its Proportionate Share of the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the Demised Premises or the realty of which they are a part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. The bills rendered hereunder by the Landlord shall be payable by Tenant as additional rent. If the Building or the Demised Premises or any part thereof be supplied with water through a meter through which water is also supplied to other premises, Tenant shall pay to Landlord as additional rent, on the first day of each month $420.00 of the total meter charges, as Tenant's portion. Independently of and in addition to any of the remedies reserved to Landlord hereinabove or elsewhere in this Lease, Landlord may sue for and collect any monies to be paid by Tenant or paid by Landlord for any of the reasons or purposes hereinabove set forth.

                                   SPRINKLER
                                   ---------

              64. Anything elsewhere in this Lease to the contrary notwithstanding, if the New York Board of Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city governments require or recommend the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or-supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the Demised Premises, or for any other reason, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or nonstructural in nature. Tenant shall pay to Landlord as additional rent the sum of $420.00 on the first day of each month during the term of this Lease, as Tenant's portion of the contract price for sprinkler supervisory service.

                                     GLASS
                                     -----

              65. Tenant shall promptly replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the Demised Premises.

                                   VIOLATIONS
                                   ----------

              66. In the event that Landlord is compelled or directed to perform any work to public portions of the Building pertaining to or to conform to local or governmental rules, statutes or regulations (for example, Local Law 5 or Local Law 10), after the date of the Lease, then and in such event Tenant shall pay 8.75% of the costs of such work, which Tenant agrees to remit within ten (10) days after presentation of bills to Tenant therefore. Said remittance due from Tenant under and pursuant to this Article are deemed to be "additional rent".

                              CONTINUOUS OCCUPANCY
                              --------------------

              67.  a)   Tenant acknowledges that its continued occupancy of the
Demised Premises, and the regular conduct of its business therein, are of utmost importance to Landlord in the renewal of other leases in the Building, in the renting of vacant space in the Building, in the providing of electricity and/or steam and other services to the tenants in the Building, and in ten maintenance of the character and quality of the tenants in the Building. Tenant therefore covenants and agrees that it will occupy the entire Demised Premises and will conduct its business therein in the regular and usual manner, throughout the term of this lease. Tenant acknowledges that Landlord is executing this lease in reliance upon these covenants and that these covenants are a material element of consideration inducing Landlord to execute this Lease. Tenant further agrees that if it vacates the Demised Premises or fails to so conduct its business therein, at any time during the term of this Lease, without the prior written consent of Landlord, then Landlord may declare same to be an event of default under this Lease.

                   b) The words "become vacant or deserted" as used elsewhere in this lease shall include Tenant's failure to occupy or use as by this Article required.

                   c) If any provision of this Article of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this

Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Article and of this lease shall be valid and be enforced to the fullest extent permitted by law.

                 SIGNAGE; WINDOW TREATMENTS: DIRECTORY LISTINGS
                 ----------------------------------------------

              68.  a)   Tenant shall place no signs, lettering or
advertisements in or about any window of the Demised Premises.

                   b) Tenant shall have such window treatments in the Demised Premises only as are approved in advance by Landlord, which approval shall not be unreasonably withheld or delayed.

                   c) Tenant shall be entitled to no more than fifteen (15) lobby directory listings at no charge.

                                TENANT WAIVERS
                                --------------

              69. Landlord's statements or invoices for any rent or additional rent ("Statements") shall be conclusive and binding upon Tenant unless:

              (i) within sixty (60) days after receipt of any such Statement, Tenant shall notify Landlord, in writing, that it disputes the correctness of the said Statement, specifying the respects in which it is claimed to be incorrect, in detail; and,

              (ii) If such dispute shall not have been settled by agreement, Tenant shall submit the dispute to the American Arbitration Association in New York City for determination by commencement of an appropriate proceeding within sixty (60) days after receipt of such Statement. Pending the determination 'of such dispute by agreement or such arbitration proceeding as aforesaid, Tenant shall pay the rent or additional rent in accordance with the Statement in issue and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant, or Tenant shall be entitled to credit against rents then or thereafter due hereunder, the amount of Tenant's overpayment of rent or additional rent(s) resulting from compliance with the Statement in issue.

              Failure to abide by (i) and/or (ii), above, shall bar Tenant from thereafter disputing a Statement theretofore issued by Landlord.

                              SETBACKS: ROOF AREAS
                              --------------------

              70. If the Demised Premises are adjacent to any setback or roof area of the Building, Tenant covenants not to use or permit the use of same for any purpose whatsoever.

                                    DEFAULTS
                                    --------

              71. Notwithstanding anything to the contrary contained in this Lease Agreement, Tenant shall not be deemed to be in default in the performance of any nonmonetary obligation, covenant, term or condition required to be performed by it hereunder unless and until Tenant has failed to perform same within thirty (30) days after written notice by Landlord to Tenant specifying wherein Tenant has failed to perform same, provided, however, that if the nature of Tenant's obligation, covenant, etc., is such that more than thirty (30) days are required for its performance, then Tenant shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter shall diligently prosecute the same to completion. Landlord agrees to give Tenant written notice of a monetary default which Tenant must cure within ten (10) days of said notice; however, Landlord shall not be required to give such notice more than one time per 12-month period.

                              CASUALTY (continued)
                              --------------------

              72.  The following is added to Article 9, above:

              "If the Demised Premises shall have been damaged by fire or other casualty so as to render no less than seventy (70%) percent of the Demised Premises completely or substantially untenantable, then Landlord shall notify tenant within thirty (30) days from the occurrence of such event of the time within which Landlord estimates the damages can be restored and, if such estimated time shall be more than five (5) months from the date of the occurrence of such damage, Tenant may elect, by written notice to Landlord given within ten (10) days after the giving of such notice by Landlord to Tenant, to terminate this Lease effective as of the date when the damage shall have occurred. In such event, the fixed rent and additional rent shall be prorated to the effective date of such termination. If Tenant shall not elect to terminate the Lease as aforesaid, and if Landlord shall not exercise its termination options under (d) of Article 9, then Landlord shall proceed with reasonable dispatch and diligence with the repair of the damage and the fixed rent and additional rent shall completely abate from the date of the occurrence of such damage or destruction until the date when such damage shall have been substantially repaired; provided, however, that should Tenant re-occupy a portion of the Demised Premises for the purpose of conducting its business during the period of such repair, then the fixed rent and additional rent shall be apportioned and payable by Tenant in proportion to the part of the Demised Premises so occupied by it.

              Tenant understands that Landlord will not carry insurance of any kind on Tenant's installations, furniture or furnishings or on any fixtures, equipment, improvements or appurtenances removable by Tenant under the provisions of this Lease, and that Landlord shall not be obligated to repair any damage thereto resulting from fire or other casualty or replace the same if destroyed by fire or other casualty."

                                  CONDEMNATION
                                  ------------

              73.  The following is added to Article 10, above;

              "Tenant may make an independent claim to the governmental authority having jurisdiction for moving expenses and improvements it paid for."

                            TENANT'S RENEWAL OPTION
                            -----------------------

              74.  a)   Tenant may renew this Lease Agreement for one five-year
period by delivering written notice to Landlord of its election to renew by no later than October 31, 1997, which time is of the essence.

              The renewal term shall commence on August 1, 1998, and terminate at 5:00 p.m. on July 31, 2003; the base rent for each renewal lease year shall-l be the fair market rental value for the Demised Premises; the monthly amount set forth in Articles 63 and 64 shall be increased to $450.00; Landlord shall not be responsible for any work on the Demised Premises; all other terms and conditions of this Lease shall remain in full force and effect.

              If the parties hereto cannot agree on the annual base reserved rent for each lease year of the renewal period by no later than December 1, 1997, then each party shall select and notify the other of the name of an MAI appraiser. Each appraiser shall promptly proceed (within 15 days after his selection by each party) to make a separate appraisal determining the then fair market rental value of the Demised Premises in accordance with this provision (the "Market Rent"), and each selected appraiser shall deliver to both Landlord and Tenant, as well as the other appraiser, a copy of his appraisal, each of which shall include therein all factors considered in reaching the fair market rental value of the Demised Premises. Within five (5) days of delivery of the two appraisal reports, but not later than December 20, 1997, such two appraisers shall consult with each other and shall, not later than December 28, 1997, each make their determination of the Market Rent in writing, and give notice thereof to each other's and to Landlord and Tenant. Such two appraisers shall have ten days after the receipt of notice of each other determination but by not later than January 5, 1998, to confer with each other and to attempt to reach agreement as to the determination of the Market Rent. If such two appraisers shall concur as to the determination of the Market Rent, such concurrence shall be set forth in writing and signed by each appraiser, and such signed concurrence shall be final and binding upon Landlord and Tenant. If such two appraisers shall fail to concur, then such two appraisers within the next five days shall designate an unrelated third appraiser. If the two appraisers shall be unable to select a third appraiser within such 5 day period, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction for the designation of such appraiser by no later than five (5) days thereafter. The third appraiser shall conduct such hearings and investigations on an expedited basis as he may been appropriate and shall, within 20 days after his designation, choose one of the determinations (and no other) of the two appraisers originally selected by the parties and that choice by the third appraiser shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expense, if any, in connection with any determination under this section, including the expenses and fees of any appraiser selected by either party in accordance with the provisions of this section, and the parties shall share equally reasonable fees of such third appraiser. The determination rendered in accordance with the provisions of this section shall be final, conclusive and binding in fixing the Market Rent. Such determination shall not be appealable. The appraisers shall not have the power to add to, modify or change any of the provisions of this Lease. For the purposes of this lease, an MAI appraiser shall be an independent and impartial real estate appraiser with at least ten years experience in leasing matters in Midtown Manhattan and the valuation of properties of the character and in the same general area as the Demised Premises. It is understood and agreed that in no event shall the base rent per annum for each renewal lease year be less than the gross rent and additional rent (including escalations) for the lease year August 1, 1997, to July 31, 1998.

                   b) Tenant shall have no further renewal option rights beyond July 31, 2003.

                   c) It is clearly understood and agreed that Tenant's option renewal rights, pursuant to this Article, are conditioned upon Tenant's not having defaulted under this Lease Agreement, at any time, beyond any applicable grace or cure period.

                                 MISCELLANEOUS
                                 -------------

              75.  a)   Landlord shall effectuate any alteration or repairs so
as to reasonably minimize interference with the conduct of Tenant's business (this shall not, however, be construed to require Landlord to incur overtime costs or for Tenant to deny Landlord's contractors access to the Demised Premises during normal business or work hours).

                   b) Landlord shall not discriminate in the enforcement of rules and regulations of the Building.

                   c) Tenant represents that it has not placed any hazardous substance, including but not limited to asbestos in or about the Demised Premises, or any other space in the Building heretofore occupied by Tenant; nor shall it. Tenant at its expense, upon notice from Landlord, shall promptly and diligently abate any exposed hazardous substance place in the Demised Premises (or other space previously occupied by Tenant in the Building), by Tenant, its employees, representatives, agents, sublessees, assignees or contractors, in accordance with applicable law. Tenant's obligations hereunder shall survive any expiration or earlier termination of this Lease.

                   d) Any modification or termination of this Lease prior to the expressed expiration date shall require the written consent of any mortgage lender secured by the Building. Landlord represents that the present mortgagee is General Electric Capital Corporation, as agent of the holder of the first mortgagee, and as the holder of the second and third mortgages secured by the Building.

                                  EXHIBIT "A"

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of Broadway and the southerly side of West 39th Street;

Running thence easterly along said southerly side of West 39th Street, 144 feet 11 3/4 inches to a point distant 250 feet west of Avenue of the Americas as measured along the southerly side of West 39th Street;

Running thence southerly and parallel with the westerly side of Avenue of the Americas 98 feet 9 inches to the center line of the block;

Running thence westerly along said center line of the block and parallel with the southerly side of West 39th Street 50 feet to a point which is distant 300 feet westerly from Avenue of the Americas measured along the center line of the block;

Running thence northerly and parallel with the westerly side of Avenue of the Americas 10 feet;

Running thence westerly along a line parallel with the southerly side of West 39th Street 14 feet 9 1/4 inches to a point of intersection of said line with a line drawn at right angles to the easterly side of Broadway from a point therein distant 98 feet northerly from the northerly side of West 39th street measured along the easterly side of Broadway;

Running thence westerly along said aforementioned line drawn at right angles to the easterly side of Broadway; and

Running thence northerly along said easterly side of Broadway 107 feet 1/8 inch to the point-of place of BEGINNING.

SAID PREMISES known as 1410 Broadway.

                                  EXHIBIT "B"

                          Tenant Estoppel Certificate

TENANT'S NAME:

PREMISES:                         1410 Broadway, New York, New York
                                  Unit:

LANDLORD:                         L.H. Charney Associates

LEASE DATED:                                                    (the "Lease")
                                                                 -----------
TENANT'S NOTICE ADDRESS:          1410 Broadway, New York, NY 10018

DATE:

         The undersigned, Tenant, hereby certifies to General Electric Capital Corporation, for itself and as agent for the holders of the first mortgage loan on 1410 Broadway, New York, New York, and their respective successors and assigns (hereinafter collectively referred to as "Lenders"), that:

1. Tenant has accepted possession of the Premises pursuant to the terms of the lease described above (the "Lease"). The Lease term commenced on __________________, The termination date of the Lease, excluding renewals and extensions, is ______________________________.

2.       The minimum monthly rent presently payable under the Lease is
    ___________________________.

3. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant in all respects, and Landlord has fulfilled all of its duties under the Lease.

4. The Lease has not been assigned, modified, supplemented or amended in any way. The Lease constitutes the entire agreement between the parties and there are no other agreements between Landlord and Tenant concerning the Premises.

5. The Lease is valid and in full force and effect, and, to the best of Tenant's knowledge, neither Landlord nor Tenant is in default thereunder. Tenant has no defense, setoff or counterclaim against Landlord arising out of the Lease or in any way relating thereto, or arising out of any other transaction between Tenant and Landlord, and no event has occurred and no condition exists, which with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

6. No rent or other sum payable under the Lease has been paid more than one month in advance.

7. Tenant acknowledges that Tenant has received notice that the Lease will be assigned to Lenders. Tenant understands that under the provisions of the assignment, the Lease cannot be terminated (either directly or by the exercise of any option which could lead to termination) or modified in any of its terms, or consent be given to the release of any party having liability thereon, without the prior written consent of Lenders, that without such consent, no rent may be collected or accepted more than one month in advance and that the interest of the Landlord in the Lease has been assigned to Lenders solely as security for the purposes specified in the assignment and Lenders assume no duty, liability or obligations whatever under the Lease or any extension or renewal thereof.

8. Tenant hereby acknowledges and agrees that if Lenders shall succeed to the interest of Landlord under the Lease, Lenders shall assume (only while owner of and in possession or control of the building of which the Premises are a part) and perform all of Landlord's obligations under the Lease, but shall not be liable for any act or omission of any prior landlord (including the present landlord), liable for the return of any security deposit, subject to any offset or defense which Tenant may have against any such prior landlord or bound by any rent or additional rent Tenant may have paid for more than the current month to any such prior landlord or bound by any assignment, surrender, termination, cancellation, waiver, release, amendment or modification of the Lease made without Lenders' express written consent.

9. Tenant shall give Lenders prompt written notice of any default of Landlord under the Lease if such default entitles Tenant, under law or otherwise, to terminate the Lease, reduce rent or credit or offset any amount against future rents and shall give Lenders reasonable time (but in no event less than 90 days after receipt of such notice) to cure or commence curing such default prior to exercising (and as a condition precedent to its right to exercise) any right Tenant may have to terminate the Lease or to reduce rent or credit or offset any amounts against the rent. Tenant shall also give such written notice and cure period to any successor in interest of Lenders, any purchaser at a foreclosure sale under the mortgage, any transferee who acquired the property by deed in lieu of foreclosure or any successor or assignee thereof.

10. Tenant shall not look to Lenders, as mortgagee, mortgagee in possession, or successor in title to the Premises, in connection with the return of or accountability with respect to, any security deposit, unless said sums have actually been received by Lenders as security for Tenant's performance under the Lease.

11. Tenant shall neither suffer nor itself manufacture, store, handle, transport, dispose of, spill, leak, dump any toxic or hazardous waste, waste product or substance (as they may be defined in any federal, state or local statute, rule or regulation pertaining to or governing such wastes, waste products or substances) on the Premises, the building of which the Premises are a part of the land under such building at any time.

12. All notices and other communications from Tenant to Lenders shall be in writing and shall be delivered or mailed by registered mail, postage paid, return receipt requested, addressed to Lenders at:

         GENERAL ELECTRIC CAPITAL CORPORATION
         125 Park Avenue
         New York, New York 10017
         Attn: Project Manager - 1410 Broadway

               with a copy to:

         WEIL GOTSHAL & MANGES LLP
         767 Fifth Avenue
         New York, New York 10153
         Attn: Neil R. Shapiro, Esq.

13. Tenant agrees to pay all rents and other amounts due and owing under the Lease to Lenders at the address provided to Tenant in a written notice from Landlord or Lenders to Tenant, and to continue to make such payments to Lenders until Lenders have directed Tenant, in writing, to make payments to some other party or address.

14. This Estoppel Certificate is being executed and delivered by Tenant in connection with Lenders loans to Landlord, which loans are secured in part by an assignment to Lenders of Landlord's interest in the Lease, and with the intent and understanding that the above statements and agreements will be relied upon by Lenders. Nothing contained in this Estoppel Certificate shall limit Lenders' rights under the mortgages and the assignments executed by Landlord in favor of Lenders and recorded in the public records.

                                       TENANT:

                                       By:

                                       Name:

                                       Title:

STATE OF           )
                  s.s:
COUNTY OF          )

         On the _________________ day of _________________, 199_, before me personally came _______________________________________, to me known, who, being by me duly sworn, did depose and say that (s)he resides at _______________________________; that (s)he is _________________________ of the corporation described in and which executed the foregoing instrument; and that (s)he signed his/her name thereto by order of the board of directors of said corporation.


                                 Notary Public


STATE OF           )
                  s.s:
COUNTY OF          )

         On the ___________ day of ___________________, 199_, before me personally appeared __________________________, to me known and known to be the individual described in, and who executed the foregoing instrument; and
(s)he thereupon duly acknowledged to me that (s)he executed the same.



                                 Notary Public